UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2014

Grow Condos, Inc.
(Exact name of Registrant as specified in its charter)

Nevada (State or other Jurisdiction of Incorporation or organization)	000-53548 (Commission File Number)	86-0970023 (IRS Employer I.D. No.)

722 W. Dutton Road
Eagle Point, Oregon 97524
Tel:  541-879-0504

(Address, including zip code, and telephone and facsimile numbers, including area code, of registrant’s executive offices)

N/A

(Former name, former address and former fiscal year, if changed since last report)

ITEM 8.01 Other events – Law change in Oregon

The Oregon legislature has expanded Oregon cannabis law to allow for the individual use of marijuana for recreational purposes.  Grow Condos, Inc. (the “Company”) is headquartered in Eagle Point, Oregon and is a real estate purchaser, developer and manager of specific use industrial properties providing “Condo” style turn-key aeroponic grow facilities to support cannabis farmers.  The Company intends to own, lease, sell and manage multi- tenant properties so as to reduce the risk of ownership and reduce costs to the tenants and owners.  The Company is not involved in the growing, distribution or sale of cannabis.

The Company believes the expansion of the Oregon law will support the expansion of its business opportunities in Oregon.  The law goes into effect on July 1, 2015.

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Grow Condos, Inc.

Dated: November 12, 2014	By:	/s/ Joann Z. Cleckner
Joann Z. Cleckner, CFO